Exhibit 10.29

PROMISSORY NOTE

July 10, 2018

INITIAL PRINCIPAL AMOUNT: $50,000

INTEREST RATE: 30% flat rate ($15,000)

BORROWER: Pura Naturals, Inc.

LENDER: Julie Morton

DUE DATE: January 10, 2019

1.                   For value received Pura Naturals, Inc., a Nevada corporation ("Borrower") promises to pay Julie Morton ("Lender"), or to order, the principal amount of $50,000 with flat interest thereon at the rate of thirty percent (30%), or $15,000. A $5,000 progress payment is due in 30 days (August 10, 2018), with $5,000 monthly payments for four additional months. The entire balance is due in the final payment.

2.                   Increase in Note. The amount of this Note shall be increased by the amount of any additional advances made by Lender to Borrower, from time to time. The amount of any advances shall be added to principal and shall bear interest at the rate of five percent (5%) per annum, from the date on which such additional advances are made.

3.                   Maturity Date. The principal and unpaid accrued interest shall be due and payable on or before January 10, 2019.

4.                   Prepayment.  Notwithstanding anything in this Agreement to the contrary, Borrower may prepay the unpaid principal balance and any accrued interest of the Note without penalty or premium, at any time.

5.                   Default. Borrower will be in default if borrower fails to make any payment when due.

6.                   Waiver.  Demand, presentment, protest and notice of non-payment and protest, notice of intention to accelerate maturity, notice of acceleration of maturity and notice of dishonor are hereby waived by Borrower.

7.                   Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Borrower may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Lender.

8.                   Method of Payment. Principal and interest shall be payable in lawful money of the United States. Notwithstanding anything contained herein to the contrary, the amount of interest payable under the terms of this Note shall in no event exceed the maximum amount of interest permitted to be charged by law at the date of execution hereof.

9.                   Notices. All notices, requests, demands and other communications under this Note, shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given or within five (5) business days if mailed to the party to whom notice is to be given, by first-class mail, registered, or certified, postage prepaid and properly addressed as follows:

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If to Lender, addressed to: Soc. Sec. or Tax ID Number

_______________________________________________

_______________________________________________

_______________________________________________

If to Borrower, addressed to:

Pura Naturals, Inc.

23101 Lake Center Drive, Suite 100

Lake Forest, CA 92630

10.               Amendments and Waivers. The terms of this Note may be amended only in writing signed by Borrower and Lender. This Note constitutes and contains the entire agreement between and among the parties regarding the subject matter hereof, and supersedes and replaces all prior agreements, promises and understandings, whether written or oral, proposed or otherwise, regarding the subject matter hereof.

11.               Loss of Note. Upon receipt by the Borrower of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Promissory Note or any Promissory Note exchanged for it, and indemnity satisfactory to the Borrower (in case of loss, theft or destruction) or surrender and cancellation of such Promissory Note (in the case of mutilation), the Borrower will make and deliver in lieu of such Promissory Note a new Note of like tenor.

12.               Governing Law; Venue. This Note is being executed and delivered, and is intended to be performed, in the State of California, and to the extent permitted by law, the execution, validity, construction, and performance of this Note shall be construed and enforced in accordance with the laws of the State of California without giving effect to conflict of law principles. This Note shall be deemed made and entered into in Orange County, State of California and venue for any Proceeding as defined below, in connection with this Note shall be in Orange County, California.

13.               Waiver of Jury Trial. The Parties hereto hereby voluntarily and irrevocably waive trial by jury in any Proceeding brought in connection with this Note, any of the related agreements and documents, or any of the transactions contemplated hereby or thereby. For purposes of this Note, “Proceeding” includes any threatened, pending, or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing, or any other actual, threatened, or completed proceeding, whether brought by or in the right of any party or otherwise and whether civil, criminal, administrative, or investigative, in which a Party was, is, or will be involved as a party or otherwise.

14.               Counterparts; Facsimile Signatures. This Note may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be sufficient for execution of this Note.

15.               Consideration. Additional consideration for the loan includes 5% of sales for Grease Beast at upcoming buying shows for 180 days, also due on January 10, 2019.

16.               Collateral. New Directions IRA shall hold 100,000 shares of Advanced Innovative Recovery Technologies, Inc. (“Company”) Preferred stock for the benefit of Julie Morton, until the loan is repayed, at which time the shares are returned to the Company.

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IN WITNESS WHEREOF, this Promissory Note is executed as of July 10, 2018.

BORROWER

Pura Naturals, Inc.

/s/ Robert Doherty

By: Robert Doherty

Its: Chief Executive Officer

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